EXHIBIT 10.24

Deed of Assignment

Dated: [24] November 2004

Parties

1.
ARUBA INTERNATIONAL PTY LIMITED (ACN 067 390 783) of Rocklea, Queensland, Australia (Aruba Aust)

2.
ARUBA INTERNATIONAL BV (18075034) of Jacob van Lennep Kade tegenover 63, 1054 ZH, Amsterdam, Netherlands (Aruba BV)

Recitals

A.
Aruba Aust is the owner of all of the right, title and interest in certain Licensed Patents and Licensed Inventions relating to the alterations in the lipid structure of biological material.

B.
In December 1999, Aruba Aust entered, as Licensor, into an Intellectual Property License Agreement (Agreement) with Lipid Sciences, Inc. of California, United States of America (Lipid), as Licensee.

C.
Under the Agreement, Aruba Aust granted to Lipid an exclusive licence under the Licensed Patents, and to the Licensed Invention, to make, use, import, offer to sell, and sell compositions of matter, methods and processes which are covered under the Licensed Patents, and\or which are encompassed by the Licensed Invention, in any and all Fields of Use, with the right to grant sublicenses.

D.
Aruba Aust now wishes to assign to Aruba BV all rights, title, interest and obligations in the intellectual property licensed to Lipid under the Agreement in accordance with the terms of this Deed.

E.
Under the Agreement, notice of the assignment must be given to Lipid.

Operative Part

1.
All definitions contained in the Agreement and not defined herein are incorporated into this Deed as if they were fully recited herein.

2.
Aruba Aust assigns and transfers absolutely and without reservation to Aruba BV all right, title, interest and obligations in the intellectual property licensed to Lipid under the Agreement, including its entire right, title and interest in the:

(a)
United States Patents and any continuation, continuation-in-part, divisional, reexamined, or reissued patent related thereto;

(b)
Australian Patent and any continuation, continuation-in-part, divisional, reexamined, or reissued patent related thereto;

(c)
Other Patent Applications and any continuation, continuation-in-part, divisional, reexamined, or reissued patent related thereto;

(d)
Licensed Patents and any continuation, continuation-in-part, divisional, reexamined, or reissued patent related thereto;

(e)
Licensed Invention; and

  (f)
  Licence granted by Aruba Aust to Lipid under the Agreement and subject to the assignment and transfer of this Section 2. Exhibit A to this Deed lists each patent and patent application licensed to Lipid under the Agreement.

3.
Aruba Aust warrants that at the date of this Deed:

(a)
it is not in breach of any of its obligations under the Agreement;

(b)
so far as it is aware, there is no basis for a third party to make a claim against it in the terms set out in clause 7.3 of the Agreement;

(c)
Aruba Aust is the exclusive owner of the entire and unencumbered right, title and interest in and to the intellectual property assigned and transferred to Aruba BV pursuant to this Deed, other than such right of Lipid pursuant to the Agreement; and

(d)
there is no basis for any third party to make a claim against any of the intellectual property assigned and transferred to Aruba BV pursuant to this Deed, including any such claim that may arise as a result of any dissolution of Aruba Aust.

4.
Aruba BV covenants and agrees that it:

(a)
hereby assumes all obligations, duties and liabilities of Aruba Aust under the Agreement; and

(b)
will perform, comply with and be bound by, from the date of this Deed, all of the terms, covenants, agreements and provisions of the Agreement made in favour of Lipid. By way of example and not limitation, Aruba BV acknowledges that it is obliged to:

i.
give notice to Lipid under clause 12.2 of the Agreement; and

ii.
comply with the provisions as to waiver and modification of the Agreement in clause 12.5 of the Agreement.

5.
Aruba Aust covenants and agrees that it shall remain liable for any and all claims arising under the Agreement irrespective of whether such claim or claims arise prior to, upon or after the assignment effected hereby. Aruba Aust covenants and agrees that it will guarantee the performance of Aruba BV under the Agreement.

6.
Aruba Aust agrees to do all things necessary to comply with the laws of California in order to give notice of the assignment to Lipid.

7.
The parties hereto agree that Lipid is a third party beneficiary to this Deed.

Executed as a Deed:

Executed by	)
ARUBA INTERNATIONAL	)
PTY LTD in accordance with	)
section 127 the Corporations Act	)
/s/ TANIA CHASE Secretary		/s/ BILL CHAM Director

Executed by	)
ARUBA INTERNATIONAL BV	)
(18075034) in accordance with its	)
constituent document	)
/s/ TANIA CHASE Secretary		/s/ BILL CHAM Director

Acknowledged and Agreed:	)
LIPID SCIENCES, Inc	)
/s/ S. LEWIS MEYER Name: S. Lewis Meyer Title: President/CEO

Exhibit A

  Australian Patent No. 693458 entitled "A Plasma Delipidation System";

  United States Patent No. 5,744,038, entitled "Solvent Extraction Methods for Delipidating Plasma";

  United States Reissue Patent No. RE 37584 entitled "Solvent Extraction Methods for Delipidating Plasma";

  Canadian Patent Application No. 2,168,470 entitled "A Plasma Delipidation System";

  European Patent No. 0710126 entitled "A Plasma Delipidation System";

  Japanese Patent No. 3568953 entitled "A Plasma Delipidation System";

  Japanese Divisional Patent Application No. 2004-57809 entitled "A Plasma Delipidation System";

  Australian Patent No. 695826 entitled "Treatment for Cardiovascular and Related Diseases";

  United States Patent No. 5,911,698 entitled "Treatment for Cardiovascular and Related Diseases";

  United States Reissue Patent Application No. 09/879,002 entitled "Treatment for Cardiovascular and Related Diseases";

  Canadian Patent Application No. 2,208,059 entitled "Treatment for Cardiovascular and Related Diseases";

  European Patent Application No. 95941995.3 entitled "Treatment for Cardiovascular and Related Diseases";

  Japanese Patent Application No. 8-519368 entitled "Treatment for Cardiovascular and Related Diseases";

  Australian Patent No. 594964 entitled "Autologous Plasma Delipidation Using a Continuous Flow System";

  United States Patent No. 4,895,558 entitled "Autologous Plasma Delipidation Using a Continuous Flow System";

  Australian Patent Application No. 24930/01 entitled "A Method of Treating Infectious Diseases";

  Canadian Patent Application No. 2,395,125 entitled "A Method of Treating Infectious Diseases";

  Indian Patent Application No. PCT/2002847 entitled "A Method of Treating Infectious Diseases"; and

  South African Patent No. 2002/5327 entitled "A Method of Treating Infectious Diseases".